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                                                                    EXHIBIT 10.3

WITHOUT PREJUDICE

PRIVATE AND CONFIDENTIAL- HAND DELIVERED

Thursday July 27th, 2006

Colin Walker
c/o Cott Canada

Dear Colin,

This letter confirms our discussion that your employment with Cott is hereby terminated without cause effective August 1, 2006.

Cart appreciates your contribution to the business over the years and have summarised the severance arrangements which are detailed in your Offer of Employment which was effective as of the 20th August, 1998 (the "Employment Agreement").

1.   DATE OF TERMINATION

The effective date of termination will be August 1, 2006 (the "TERMINATION
DATE").

2.   ACCRUED SALARY AND VACATION

You will be paid your salary, car allowance and accrued vacation to the Termination Date. These payments will be less applicable statutory withholdings and deductions and paid in a lump sum payment during the next pay period immediately following the Termination Date.

3.   SEVERANCE

Severance - we have agreed to pay you a lump sum payment within ten (10) business days following the Termination Date equal to two (2) times your base salary, car allowance and target bonus. This is equal to 1,468,000.00 (One Million, four hundred and sixty eight thousand Dollars).

4.   BENEFITS

You will continue to receive all of the following benefits (or Cott shall reimburse you for all expenses incurred by you to replace such benefits) for a 24 month period as per your current participation: all health (excluding, for greater certainty, long and short term disability coverage and out of country benefits) and dental benefits, life insurance (excluding executive supplemental life and disability insurance), annual health spending account, executive medical, dependant life insurance and accidental death and dismemberment insurance.

In addition, you shall receive a lump sum payment within ten (10) business days following the Termination Date equal to: (i) $32,727 (thirty two thousand, seven hundred and twenty seven Dollars) (less applicable withholdings and deductions) on account of and in lieu of participation in Cott's group RRSP/DPSP and, employee share purchase plan for a 24 month period; and (ii) $12,367 (twelve thousand, three hundred and thirty seven Dollars) (grossed-up for taxes) on account of and in lieu of executive supplemental life and disability insurance premiums for a 24 month period

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Colin Walker
July 27, 2006
Page 2


5.   OPTIONS AND EISPP SHARES

     (a) You will have sixty (60) days from the Termination Date to exercise any of your currently vested stock options in accordance with the terms of Cott Corporation's Common Share Option Plan. The balances of the stock options that are not vested automatically expire upon the Termination Date.

     (b) The Human Resources and Compensation Committee has confirmed that the vesting of unvested shares (2909) in the Executive Investment Share Purchase Plan registered in your name shall be accelerated.

6.   RETURN OF PROPERTY

It shall be a condition of this offer that you shall immediately return to Cott all company property in your possession, power or control, including, but not limited to: computers, passes, credit cards, manuals, keys and proprietary information and all records or files pertaining to the affairs of the Company, stored in any form whatsoever, (including any electronic copies) together with any copies or transcriptions thereof, in whole or part to Sher Zaman by no later than your last date of employment.

7.   NO OTHER PAYMENT

The payments, benefits and other entitlements set out in this letter constitute your complete entitlement and Cott's complete obligations whatsoever, including with respect to the cessation of your employment, whether at common law, statute or contract. For greater certainty, we confirm that you are not entitled to any further payment (including any bonus payments), benefits, perquisites, allowances or entitlements earned or owing to you from Cott pursuant to any employment or any other agreement, whether written or oral, whatsoever, all having ceased on the Termination Date without further obligation from Cott. All amounts paid or benefits provided to you pursuant to this letter shall be deemed to include all amounts owing pursuant to the Employment Standards Act, 2000, and such payments and benefits represent a greater right or benefit than that required under the Employment Standards Act, 2000.

8.   RESIGNATION & RELEASE

You will resign as an officer and director of Cott (and all direct and indirect affiliates, subsidiaries and associated companies) with effect as of the Termination Date. In this respect, you agree to execute and deliver the Resignation Notice attached hereto as Schedule "1" and such further documentation as may be required by Cott, in its sale discretion, in order to effect this resignation. You agree to sign the Release in the form attached as Schedule "2" to this letter.

Notwithstanding anything in the Release to the contrary, any rights to indemnification that you have or had as a director, officer and/or employee of Cott (and all indirect and direct affiliates, subsidiaries and associated companies) in respect of any acts or commissions by you in such capacity will continue in accordance with the terms of such indemnification and, for greater certainty, nothing in the Release shall in any way detract or derogate from such indemnification rights.

9.   YOUR CONTINUING OBLIGATIONS

     (a) You will continue to abide by all of the applicable provisions of your Employment Agreement, as amended which are intended to continue following the cessation of your employment, including but not limited to the Confidentiality, Non-Solicitation, and Non-Competition covenants provided in Article 4 of the covenants schedule in your

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Colin Walker
July 27, 2006
Page 3


          Employment Agreement, which in the case of the Confidentiality covenant continues forever, and in the case of the Non-Solicitation and Non-Competition covenants, will apply for a period of twenty-four
          (24) months from the Termination Date. You agree that in the event of a breach of any these covenants, Cott will be entitled to, in addition to any of the remedies set out in the Employment Agreement for the breach of these covenants, discontinue any and all payments, benefits, and other entitlements as set out in this letter, and you will forfeit any and all claims, actions, demands, or payments whatsoever.

     (b) You will agree to cooperate reasonably with Cott, and its legal advisors, in connection with: (i) any business matters in which you were involved; or (ii) any existing or potential claims, investigations, administrative proceedings, lawsuits and other legal and business matters which arose during your employment or involving Cott; (iii) effecting compliance with respect to any regulatory requirements; and (iv) completing any further documents required to give effect to the terms set out in this letter with respect to which you have knowledge of the underlying facts. In addition, you will not voluntarily aid, assist or cooperate with any claimants or plaintiffs or their attorneys or agents in any claims or lawsuits commenced in the future against Cott, provided, however, that nothing in this letter will be construed to prevent you from testifying at an administrative hearing, a deposition/discovery, or in court in response to a lawful subpoena in any litigation or proceedings involving Cott.

10.  GENERAL

     (a) Entire Agreement: The agreement confirmed by this letter constitutes the entire agreement between you and Cott with reference to any of the matters herein provided or with reference to your employment or office with Cott, or the cessation thereof. All promises, representations, collateral agreements, offers and understandings not expressly incorporated in this letter agreement are hereby superseded and have no further effect.

     (b) Severabilitv: The provisions of this letter agreement shall be deemed severable, and the invalidity or unenforceability of any provision set out herein shall not affect the validity or enforceability of the other provisions hereof, all of which shall continue in accordance with their terms.

     (c) Full Understanding: By signing this letter, you confirm that: (i) you have had an adequate opportunity to read and consider the terms set out herein, including the Release attached, and that you fully understand them and their consequences; (ii) you have been advised, through this paragraph, to consult with legal counsel and have obtained such legal or other advice as you consider advisable with respect to this letter agreement, including attachments; and (iii) you are signing this letter voluntarily, without coercion, and without reliance on any representation, express or implied, by Cott, or by any director, trustee, officer, shareholder, employee or other representative of Cott.

     (d) Currencv: All dollar amounts set forth or referred to in this letter refer to Canadian currency.

     (e) Governing Law: The agreement confirmed by this letter shall be governed by the laws of the Province of Ontario, Canada.

     (f) Payment: All payments made to you, unless otherwise expressly stated, will be less applicable statutory withholdings and deductions.

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Colin Walker
July 27, 2006
Page 4


Colin if you have any questions please feel free to contact me. I am also attaching a copy of the Offer of Employment dated 20th day August, 1998.

Yours very truly,

Brent D. Willis

President and Chief Executive Officer


/s/ Mark Halperin
-------------------------------------
Mark Halperin
Chief Legal &
Corporate Development Officer

I have authority to bind the Corporation

Attachment

Acknowledged, Agreed and Accepted this 8th day of August, 2006


/s/ Colin Walker
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Colin Walker

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                                  SCHEDULE "1"

                               RESIGNATION NOTICE

TO:     COTT CORPORATION

AND TO: ALL DIRECT AND INDIRECT AFFILIATES, SUBSIDIARIES AND ASSOCIATED
        CORPORATION THEREOF

AND TO: ALL DIRECTORS THEREOF

I COLIN WALKER confirm my resignation as director and from all offices held by me of COTT CORPORATION, including all direct and indirect affiliates, subsidiaries, and associated corporations, with effect as of August 1, 2006.


                                        /s/ Colin Walker
                                        ----------------------------------------
                                        Colin Walker

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                                  SCHEDULE "2"

                                     RELEASE

FROM: COLIN WALKER ("WALKER")

TO: COTT CORPORATION ("COTT"), ITS DIRECT AND INDIRECT AFFILIATES, ASSOCIATES, SUBSIDIARIES, PARENTS AND RELATED ORGANIZATIONS AND ALL OF THEIR RESPECTIVE PAST AND PRESENT SHAREHOLDERS, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, CONTRACTORS, CONSULTANTS, AGENTS, REPRESENTATIVES, TRUSTEES, ADMINISTRATORS AND ATTORNEYS (ALL COLLECTIVELY REFERRED TO AS "RELEASEES")

     1. In consideration of the terms as set out in the letter from Cott to Walker dated July 27, 2006 (the "Agreement"), the receipt and sufficiency of which consideration are hereby acknowledged, and except for the obligations owed to Walker and referred to in the Agreement, Walker hereby remises, releases and forever discharges Cott and the other Releasees of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, contracts, liens, claims and demands whatsoever which against the Releasees he now has, ever had or hereafter can, shall or may have for or by reason of any cause, matter or thing whatsoever existing to the present time, and particularly and without limiting the generality of the foregoing, of and from all claims and demands of every nature and kind in any way related to or arising from Walker's employment or other engagement with Cott or the termination of such employment, engagement or other agreements, including all damages, salary, remuneration, commission, vacation pay, overtime pay, termination pay, severance pay, notice of termination, profit-sharing, stock options or other equity, bonuses, proceeds of any insurance or disability plans, pension or retirement benefits, or any other fringe benefit or perquisite of any kind whatsoever and including any claims Walker may have under any United States, Canada or other law, statute or ordinance; any contract or agreement (except the Agreement); and any common law principle. The payments, benefits, and other entitlements referred to in the Agreement are deemed to satisfy all requirements or money owing under all applicable laws including without limitation, any and all wages, vacation pay, termination and severance pay under the Emplqymet1t Standards Act, 2000.

     2. Walker confirms that the Agreement has been entered into by the parties for the purposes of fully and finally settling and compromising all possible claims that Walker might have against the Releasees and, therefore, in this respect, Walker covenants and agrees not to file any complaint or initiate any proceeding under the Employment Standards Act, 2000, under the Ontario Human Rights Code, under the Workplace Safety and Insurance Act, under the Occupational Health & Safety Act, under the Labour Relations Act, under the Pay Equity Act, or pursuant to any other applicable law or legislation, including the statutes and laws set forth and/or referenced in the preceding paragraph, in any jurisdiction governing or related to Walker's employment or other engagement with Cott. In the event that Walker hereafter makes any claim or demand or commences or threatens to commence any action, claim or proceeding or to make any complaint against Cott in this respect, this Release may be raised as an estoppel and complete bar to any such action, claim or proceeding. Walker confirms that he has no right to re-instatement, re-call or re-employment with any of the Releasees, and Walker waives and releases all rights he had or may have had in this regard. This paragraph shall not release any rights that may not legally be waived.

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     3.   Walker further agrees not to make or assist in the commencement of any claims (expressly including any cross-claim, counterclaim, third party action or application) against any other person or corporation who might claim contribution or indemnity against the persons or corporations discharged by this Release.

     4. With the exception of disclosure to immediate family or to his legal or professional advisors (but provided any such person agrees not to disclose such information to any other person), Walker agrees that the terms and contents of this Release, the consideration included in the Agreement, the contents of the negotiations and discussions resulting in this Release, and any dispute resolved by this Release, shall all remain privileged and confidential and shall not be disclosed except to the extent required by law or as otherwise agreed to in writing by Cott.

     5. This Release shall be binding upon his heirs, executors, administrators, successors and assigns and shall enure to the benefit of Cott and to the benefit of all of the Cott's successors and assigns.

     6. Walker acknowledges that he has been advised to and has in fact obtained independent legal advice and that the only consideration for this Release is as referred to above. Walker further confirms that no other promises or representations of any kind have been made to Walker to cause him to sign this Release.

     7. Walker acknowledges that this Release, the settlement of any dispute between Walker and Cott, or the payment of any monies to Walker, shall not constitute an admission of liability on the part of Cott, which liability is denied.

     8. Walker agrees that he alone shall be responsible for all tax liability resulting from his receipt of the payments referred to in the Agreement, except to the extent that Cott has withheld funds for remittance to statutory authorities. Walker agrees to indemnify and save Cott harmless from any and all amounts payable or incurred by Cott (save and except any penalties and interest that are attributable to Cott's not having deducted sufficient funds by its own direction) if it is subsequently determined that any greater amount should have been withheld in respect of income tax or any other statutory withholding.

SIGNED, SEALED and DELIVERED this 8th day of August, 2006


"[Signature illegible]"                 /s/ Colin Walker
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Witness                                 Colin Walker